EXHIBIT N

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Independent Auditors" and "Financial Statements-Independent Auditors" and to the incorporation by reference of our report dated November 5, 1999, in this Registration Statement on Form N-2 under the Securities Act of 1933 (File No. 333-84699) and under the Investment Company Act of 1940 (File No. 811-05245) and related Prospectus of Dreyfus Strategic Municipals, Inc. for the registration of shares of its Auction Preferred Stock.


                                        /s/
                                        ERNST & YOUNG LLP


New York, New York
January 25, 2000